Exhibit 5.1

February 15, 2022

Concrete Pumping Holdings, Inc.

500 E. 84th Avenue, Suite A-5

Thornton, Colorado 80229

Re:     Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as New York counsel to Concrete Pumping Holdings, Inc., a corporation organized under the laws of Delaware (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for issuance and sale by the Company of up to 13,017,777 shares of common stock of the Company, par value $0.0001 (the “Common Stock”), which may be issued upon the exercise of warrants (the “Warrants”) originally sold as part of the units sold in the Company’s initial public offering (the “Securities”).

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act and we express no opinion other than as expressly stated herein.

In connection with our opinion expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinion set forth in this opinion letter:

a.	the Registration Statement;
b.	the Warrant Agreement, dated as of July 26, 2017, by and between Industrea Acquisition Corp. and Continental Stock Transfer & Trust Company (the “Warrant Agreement”);
c.	the Assignment and Assumption Agreement, by and among the Company, Industrea Acquisition Corp. and Continental Stock Transfer & Trust Company;
d.	the Company’s amended and restated certificate of incorporation; and
e.	resolutions of the board of directors of the Company, adopted on February 15, 2022, relating to, among other matters, the issuance of the Securities.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinion expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed.

Based upon the foregoing assumptions and the assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that the Securities, when issued and paid for upon exercise of the Warrants in accordance with the terms of the Warrant Agreement, will be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to questions arising under the Delaware General Corporation Law. We do not express any opinion as to the laws of any other jurisdiction.

The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinion expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Common Stock appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP